SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                      July 15, 1998 (June 30, 1998) Date of
                    Report (Date of earliest event reported)

                               Baron Capital Trust
              Exact name of registrant as specified in its charter


         Delaware                     333-35063                  31-1574856
State or other jurisdiction     Commission File Number          IRS Employer
     of incorporation                                        Identification No.

                               Baron Capital Trust
                                7826 Cooper Road
                             Cincinnati, Ohio 45242
                Address of principal executive offices, zip code


                                  513-984-5001
                         Registrant's telephone number,
                               including area code

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Item 2. Acquisition or Disposition of Assets

     On June 30, 1998, Baron Capital Properties, L.P. ("Baron Properties"), a Delaware limited partnership of which the registrant is the sole general partner and a limited partner, acquired 100% of the limited partnership interest in Heatherwood Kissimmee, Ltd., a Florida limited partnership (the "Heatherwood Partnership") which owns fee simple title to a 67-unit residential apartment property located at 1005 Airport Road in Kissimmee, Florida 32741 (the "Heatherwood Property").

     The Heatherwood Property, completed in 1981, consists of 17 studio/ one bathroom units, 45 one bedroom/ one bathroom units, and 5 two bedroom/one bathroom units. The property is situated on approximately 3.75 acres and has approximately 35,136 square feet of rentable area. The average unit size of the studio, one bedroom and two bedroom units is approximately 288, 576 and 864 square feet, respectively. The average monthly rental rate as of July 1, 1998 for each type of unit is approximately $379, $439 and $539, respectively, or $1.31, $.76 and $.62 per square foot, respectively. The units were approximately 98% occupied as of July 1, 1998. The average monthly occupancy rates for 1997 and so far in 1998 were approximately 98% and 97%, respectively.

     Baron Properties acquired the limited partnership interest in the Heatherwood Partnership from Rylex Capital, L.L.C., a Florida limited liability company. The registrant has the right to acquire for nominal consideration the outstanding common stock of Baron Capital XLV, Inc., a Florida corporation which is the general partner of the Heatherwood Partnership, from Gregory K. McGrath, one of the founders and the Chief Executive Officer of the registrant.

     The purchase price paid by Baron Properties for the limited partnership interest was $830,515 and was paid out of the net proceeds of the registrant's sale of Common Shares in an ongoing public offering which commenced in May 1998. The purchase price was determined by the parties to the transaction in arms-length negotiations and was based on a March 1998 appraisal of the property by Consortium Appraisal and Consulting Services, Inc., an independent appraisal firm located in Winter Park, Florida.

     The Heatherwood Property is subject to first mortgage financing with a current principal balance of approximately $1,245,000. The first mortgage is held by GMAC Commercial Mortgage Corporation. The maturity date of the first mortgage loan is December 2004. The monthly debt service payments are $8,847, or an annual amount of $106,164. The loan bears a fixed interest rate of 7.625% and amortizes on a 30-year basis. The loan is prepayable at any time, provided that until June 2004, prepayment requires payment of a prepayment fee in an amount equal to the greater of 1% of the principal amount of the loan or a yield maintenance amount to be calculated in accordance with the terms of the loan.

     The acquisition by Baron Properties was unanimously approved prior to the closing by the Independent Trustees of the registrant.

Item 7. Financial Statements and Exhibits.

     The financial statements required by this item have not been filed with this initial report. Such financial statements will be filed by amendment to this initial report within 60 days after the date of execution of this initial report.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 BARON CAPITAL TRUST

Date: July 15, 1998                              By: /s/ Gregory K. McGrath
                                                     ---------------------------
                                                    Gregory K. McGrath,
                                                    Chief Executive Officer